                                                                     Exhibit 1.2
"Rep War"

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO ANY EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT

                       Representative's Warrant to Purchase 70,000
                       Shares of Common Stock

                           REPRESENTATIVE'S WARRANT
                           ------------------------
                        ELDORADO ARTESIAN SPRINGS, INC.
                        -------------------------------

       THIS IS TO CERTIFY THAT for $700.00 consideration paid and received, MILLS FINANCIAL SERVICES, INC., 20 North Clark Street, Ste. 2411, Chicago, Illinois 60602 or registered assigns (hereinafter the "Holder" or "Mills") is entitled to purchase from ELDORADO ARTESIAN SPRINGS, INC., a Colorado corporation (hereinafter the "Company"), Seventy Thousand (70,000) shares of the Company's common stock, $.001 par value ("Common Stock") at a price of $______ per Share of Common Stock, which price shall be 165% of the public offering price. Except as otherwise provide herein, this Representative's Warrant is exercisable at any time after 3:30 p.m., Chicago Time, on _______, 2000, and not later than 3:30 P.M., Chicago Time, on ______, 2004.

       The Shares of Common Stock issuable upon exercise of the Representative's Warrant have not been registered under a registration statement filed by the
             ---
Company. This Representative's Warrant is issued pursuant to an underwriting agreement dated _____________ between the Company and Mills Financial Services, Inc. (the "Representative").

       The Common Stock which is issuable upon exercise of the Representative's Warrant shall bear the same terms and conditions as described under the section captioned "Description of Capital Stock" in the Registration Statement, provided, however, that the holders of such Common Stock shall have registration rights under the Securities Act of 1933 as more fully described in Paragraph 6 of this Representative' Warrant.

       1.   Exercise of Representative's Warrant.
            ------------------------------------

            (a) The Representative's Warrant will not be exercisable and may not be sold from _______________, 1999 until 3:30 P.M., Chicago Time, on ____________, 2000, provided, however, that if the Company merges or reorganizes during such period in such a way as to terminate the Representative's Warrant or any component thereof, it will be exercisable immediately prior to such action.

          (b) The Representative's Warrant will be exercisable in whole or in part at any time or from time to time from and after 3:30 P.M., Chicago Time, on _________, 2000 until 3:30 P.M., Chicago Time, on ____________, 2004.

          (c) After 3:30 P.M., Chicago Time, on ____________, 2004, the Holder shall have no right to exercise the Representative's Warrant.

          (d) The exercise price of the Representative's Warrant shall be $_____ per Share of Common Stock, which price shall be 165% of the public offering price for the common stock sold pursuant to the underwriting agreement pursuant to which this warrant is issued, and the exercise price shall be subject to adjustment as provided in Section 8 herein.

       2.   Procedures for Exercise of Representative's Warrant.
            ---------------------------------------------------

       2.1  Purchase For Cash.  The rights represented by this Representative's
            -----------------
Warrant may be exercised in whole or in part by (i) presentation and surrender hereof to the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) with the purchase form annexed hereto duly executed; (ii) payment to the Company of the exercise price then in effect for the number of Shares of Common Stock specified in the purchase form together with any applicable stock transfer taxes; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of
Section 6 and Section 7 of this Representative's Warrant. This Representative's Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Representative's Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock at that time and date. The certificates for the Common Stock so purchased shall be delivered to the holder within a reasonable time, not exceeding ten (10) days after the rights represented by this Representative's Warrant shall have been so exercised. If this Representative's Warrant should be exercised in part only, the Company shall, upon surrender of this Representative's Warrant for cancellation, execute and deliver a new Representative's Warrant evidencing the right of the holder to purchase the balance of the Shares of Common Stock purchasable hereunder.

       2.2  "Cashless" Exercise.  In lieu of the payment to the Company pursuant
            -------------------
to Section 2.1(ii) of the exercise price then in effect for the number of Shares of Common Stock specified in the purchase form together with any applicable stock transfer taxes, the Holder shall have the right to pay such exercise price for the shares of Common Stock being so purchased by the surrender to the Company of an exercisable but unexercised portion of such Holder's Representative's Warrants having a Value (as determined below) equal to such exercise price multiplied by the number of shares of Common Stock being purchased upon such exercise ("Cashless Exercise Right"). The Value of the portion of the Representative's Warrants being surrendered shall equal the remainder derived from subtracting (x) the exercise price then in effect multiplied by the number of shares of Common Stock underlying the Representative's Warrants being surrendered from (y) the Fair Market Value per share (as defined in Section 8(a)(3) of this Representative's Warrant) multiplied by the number of shares of Common Stock underlying the Representative's Warrants being surrendered.

       3.   Assignment, Transfer, Exchange or Loss of Representative's Warrant.
            ------------------------------------------------------------------
The Representative's Warrants may not be transferred, assigned or hypothecated, except that they may be assigned, in whole or in part, to any successor of the Underwriter, or to a bona fide officer of the Underwriter who is also a shareholder of the Underwriter, or to members of any underwriting or selling group who are members of the National Association of Securities Dealers, Inc. or to a bona fide partner of such member or a bona fide officer of such member who is also a shareholder of such member, or pursuant to the laws of inheritance or intestacy, provided, however, that such assigns, if any, are permitted by applicable rules of the NASD and the applicable state blue sky laws. Any such assignment shall be made by surrender of this Representative's Warrant to the Company with the assignment form annexed hereto duly executed with funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Representative's Warrant in the name of the assignee named in such instrument of assignment and this Representative's Warrant shall be promptly canceled. This Representative's Warrant may be divided or combined with other Representative's Warrants which carry the same rights upon presentation thereof at the office of the Company together with a written notice signed by the Holder specifying the names and denominations in which new Representative's Warrants are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Representative's Warrant , and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Representative's Warrant , if mutilated, the Company will execute and deliver a new Representative's Warrant of like tenor and date. Any such new Representative's Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Representative's Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

       4.   Reservation of Shares; Fractional Shares; The Company covenants and
            ------------------------------------------
agrees that all shares of Common Stock which may be issued upon exercise of the Representative's Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Representative's Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Representative's Warrant.

       5.   Rights of Holder.  The Holder of this Representative's Warrant shall
            ----------------
not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Representative's Warrant and are not enforceable against the Company except to the extent set forth herein.

       6.  Registration Under the Securities Act of 1933.  The Holder of this
           ---------------------------------------------
Representative's Warrant shall have the following Registration Rights with respect to the shares of common stock underlying the Representative's Warrants (the "Warrant Shares"):

           (a)  Registration Rights - Piggy-Back.  Subject to the limitation on
                --------------------------------
Registration Rights provided for in this Section 6, if at any time during the Exercise Period, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while any Representative's Warrants are outstanding, the Company shall give all the then Holders of any Representative's Warrants (the "Eligible Holders") at least thirty (30) days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within thirty (30) days after receipt of any such notice, the Company shall, at the Company's sole expense (except for legal fees incurred by the Eligible Holders) register or qualify all or, at each Eligible Holder's option, any portion of the Warrant Shares of any Eligible Holder who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company that, in its opinion, the distribution of all or a portion of the Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Company shall not be required to include such Warrant Shares in such registration, provided that any such reduction shall be on a pro-rata basis among all selling shareholders; provided, however, (i) that in the event that the Company does not intend to include all the requested Warrant Shares in the registration statement due to such advise received from the managing underwriter, if the Company includes in the registration statement any securities other than securities being offered by the Company for its own account, then the Company shall include any of the Warrant Shares requested to be included in such registration statement by the Eligible Holders and any such other securities on a pro rata basis and (ii) if the Company does not include all of the requested Warrant Shares in the registration statement, then the Company will within six (6) months after the registration statement becomes effective file at is sole expense a new registration statement relating to those Warrant Shares which the Company did not include in the prior registration statement and the Company will use its best efforts to cause the registration statement to become effective as promptly as practical.

          (b) Registration Right - Demand.  Subject to the limitation on
              ---------------------------
Registration Rights provided for in this Section 6, if, on any one occasion during the Exercise Period the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of all Representative's Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercise would be included) in the Warrant Shares (the "Majority Holders"), to register the sale of all or part of such Warrant Shares, the Company shall, within ninety (90) days thereafter, prepare and file with the Commission an amendment to the Current Registration Statement or, as appropriate, a new registration statement sufficient to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become and remain effective (including taking such steps as are necessary to obtain removal of any stop order) as promptly as practicable. All expenses incurred in connection with such registration (provided that such expenses are reasonable in the case of expenses incurred by the Eligible Holder) shall be borne by the Company (except for expenses of counsel to the Eligible Holders). Within five (5) business days after receiving any request contemplated by this
Section 6(b), the Company shall give written notice to all the other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such Eligible Holder's Warrant Shares, provided that the Company received a written request to do so from such Eligible Holder within thirty (30) days after receipt by such Eligible Holder of the Company's notice.

          (c)     Blue-Sky. In the event of a registration pursuant to the
                  --------
provisions of this Section 6, the Company shall use its best efforts to cause the Warrant Shares so registered to be registered or qualified for sale under the securities or "blue sky" laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 6(c) in which it is not otherwise required to qualify to do business.

          (d) Effective Period.  The Company shall keep effective any
              -----------------
registration or qualification contemplated by this Section 6 for a period of at least six (6) months (and for up to an additional three (3) months if requested by the Majority Holders); provided, however, that, if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Warrant Shares beyond such nine (9) month period, the Company shall keep such registration or qualification in effect as it relates to the Warrant Shares for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

          (e) Copies of Prospectus.  In the event of a registration pursuant
              --------------------
to the provisions of this Section 9, the Company shall furnish to each Eligible Holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Securities Act of 1933 and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Warrant Shares included in such registration.

          (f) Prior Exercise.  The Majority Holders demanding registration
              --------------
pursuant to Section 6(b) hereof shall not be required to exercise the purchase rights represented by this Representative's Warrant prior to demanding registration rights hereunder. If, however, the Majority Holders demand such registration rights and the Company prepares and files a registration statement or post-effective amendment as a result of such demand and the Majority Holders thereafter elect not to exercise the purchase rights represented by this Representative's Warrant during the period that such registration statement or post-effective amendment is effective, the demand registration right provided by this Section 6 shall nonetheless have been satisfied by the Company.

          (g) Cross-Indemnity.  In the event of a registration pursuant to
              ---------------
the provisions of this Section 6, the Company shall enter into a cross-indemnity agreement and contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Warrant Shares.

          (h) Current Filings.  The Company agrees that until the later of
              ---------------
(i) the period when all the Warrant Shares have been sold under a registration statement or pursuant to Rule 144 under the Securities Act of 1933 or (ii) the date five years after the date on which the last remaining outstanding Representative's Warrants are exercised, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Warrant Shares to sell such securities under Rule 144.

          (i) Registration on Form S-3.  In the event the Company receives from
              ------------------------
the Majority Holders a request that the Company effect a registration on Form S-3 with respect to the Warrant Shares and if Form S-3 is available for such offering by the Majority Holders, the Company shall, as soon as practicable, effect such registration as would permit or facilitate the sale and distribution of the Warrant Shares as are specified in the request. All expenses incurred in connection with the registration pursuant to this Section 6(i) shall be borne by the Company. Registrations pursuant to this Section 6(i) shall not be counted as a demand for registration pursuant to Section 6(b) hereof. Holders of other securities of the Company having registration rights shall have the ability to be included in the registration on Form S-3.

       7.   Indemnification
            ---------------

            (a) Whenever pursuant to Paragraph 6 a registration statement relating to the Representative's Warrant or any Shares of Common Stock issued or issuable upon the exercise of any Representative's Warrants, is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided; however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder, for use in the preparation thereof.

       (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

       (c) Promptly after receipt by an indemnified party under this Paragraph 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph 7.

       (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and under such circumstances, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

       8.   Anti-Dilution Provisions.  The exercise price of the
            ------------------------
Representative's Warrant and the number of Warrant Shares purchasable upon the exercise of the Representative's Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (a) Adjustments of Exercise Prices.
                ------------------------------

                (1)  No Consideration or Consideration Less than Fair Market
                     -------------------------------------------------------
Value. In case the Company shall sell any shares of Common Stock for a
-----
consideration per share less than the Fair Market Value per share of Common Stock (as determined pursuant to Section 8(a)(3) hereof), then, in each case, the exercise price in effect immediately prior to such sale shall be adjusted to a price determined by multiplying the exercise price in effect immediately prior to such sale by a fraction the numerator of which shall be the sum of (i) the total number of shares of Common Stock outstanding immediately prior to such sale, and (ii) the aggregate consideration, if any, received by the Company upon such sale divided by the Fair Market Value immediately prior to such sale, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale; provided, however, that in no event shall the exercise price be adjusted pursuant to this computation to an amount in excess of the exercise price in effect immediately prior to such computation. For purposes of any adjustment to be made in accordance with this Section 8(a)(1), in case of the sale of Common Stock for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriter or dealers or others performing similar services), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities in any other case, in each case, without deduction for any expenses incurred by the Company in connection with such transaction. In case of the sale of shares of Common Stock for consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error.

                (2)  Options, Rights, Warrants or Convertible Securities.  In
                     ---------------------------------------------------
case the Company shall issue rights, options or warrants to subscribe for or purchase Common Stock (securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion price per share, if a security is convertible into or exchangeable for Common Stock) less than the Fair Market Value per share of Common Stock (as determined pursuant to Section 8(a)(3) hereof) immediately prior to the earlier of the issuance thereof or the record date therefor, then, effective immediately following the earlier of the issuance of such rights, option or warrants or the record date therefor, as the case may be, in each case, the exercise price shall be adjusted by multiplying the exercise price in effect immediately prior to such issuance or record date, as the case may be, by a fraction, the numerator of which shall be the sum of
(i) the total number of shares of Common Stock outstanding on such date, and
(ii) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Fair Market Value, and the denominator of which shall be the total number of shares of

Common Stock outstanding on such date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or in which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the exercise price shall be readjusted after the expiration of such rights, options or warrants (but only with respect to warrants exercised after such expiration) to the exercise price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of the delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid for a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in this Section 8(a)(2), or in the price per share or ratio at which the securities referred to in this Section 8(a)(2) are convertible or exchangeable (in either case, other than changes in such prices or ratios arising pursuant to antidilution adjustments in such options, rights, warrants, convertible or exchangeable securities or the instruments pursuant to which they were issued, provided that such options, rights, warrants, convertible or exchangeable securities or instruments pursuant to which they were issued do not contain antidilution provisions any more favorable to the holder thereof than those contained herein), such options, rights, warrants, convertible or exchangeable securities, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

          (3)  Determination of Fair Market Value per share of Common Stock.
               ------------------------------------------------------------
The Fair Market Value per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way, or, in the case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc., through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, provided, that the such price as furnished by the National Association of Securities Dealers, Inc. shall not be used if the board of directors of the Company shall determine in good faith that such price does not reflect a price based upon competition by a sufficient number of market-makers in a market of sufficient supply and demand. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, or the board of directors shall determine as provided for herein that any such price or quotation by NASDAQ shall not be used, the board of directors shall, in good faith, determine the fair value of the shares of Common Stock and such value shall be the Fair Market Value per share of Common Stock and such amount shall be conclusive absent manifest error.

          (4) Determination of Date of Issue.  In case the Company shall take a
              ------------------------------
record of the holders of any Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (ii) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          (5) Treasury Shares.  For the purpose of this Section 8, shares of
              ---------------
Common Stock at any relevant time owned or held by, or for the account of, the Company shall not be deemed outstanding.

      (b) Adjustment of Exercise Prices - Stock Dividend, Distribution,
          -------------------------------------------------------------
Subdivision or Reclassification.  Anything in this Section 8 to the contrary
-------------------------------
notwithstanding, in case the Company shall at any time (i) issue Common Stock or Convertible Securities by way of dividend or other distribution on any stock of the Company or (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the exercise price of the Representative's Warrant in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall each be adjusted so that it shall equal a price determined by multiplying the exercise prices by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Notwithstanding anything to the contrary contained in this Representative's Warrant, in the event an adjustment to the exercise prices of the Representative's Warrant is effected pursuant to this subsection 8(b) a corresponding adjustment to the number of Warrant Shares shall be made pursuant to Section 8(c) below. Adjustment of the exercise prices shall be made successively whenever any event described herein shall occur.

      (c) Adjustment of the Number of Shares of Common Stock Issuable upon
          ----------------------------------------------------------------
Exercise of Representative's Warrants.  Whenever the exercise price of the
-------------------------------------
Representative's Warrant is adjusted pursuant to subsection 8(a) above, the number of Warrant Shares purchasable upon exercise of this Representative's Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Representative's Warrant by the exercise price in effect immediately prior to the referenced adjustment and dividing the product so obtained by the exercise price as adjusted.

      (d) No Adjustment For Small Amounts.  Anything in this Section 8
          -------------------------------
to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in an exercise price unless and until the net effect of one or more adjustments, determined as above provided, shall have required an adjustment by at least five cents ($.05), but when the cumulative net effect of more than one adjustment so determined shall be to change the actual exercise price by at least five cents ($.05), such change in the exercise price shall thereupon be given effect.

          (e) Computations and Notifications.  Whenever any exercise price is
              ------------------------------
adjusted as provided for herein, the Company shall promptly but no later than ten (10) days after any written request for such adjustment by Holder, cause a notice setting forth the adjusted exercise price and adjusted number of Warrant Shares to be issued upon exercise and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to Holder, at the addresses set forth herein, and shall cause a certified copy thereof to be mailed to the warrant agent of the Company. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

          (f) Notices to Represenative's Warrant Holders.  So long as this
              ------------------------------------------
Representative's Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, is to be fixed, as of which the place and date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

          (g) Reclassification, Reorganization or Merger.  In case of any
              ------------------------------------------
reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of thisRepresentative's Warrant or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the holder shall have the right thereafter, by exercising this Representative's Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Representative's Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassification, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of subsection (f)(i) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the holder.

          (h) Spin-Offs.  In the event the Company spins-off a subsidiary by
              ---------
distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve for the life of the Representative's Warrant shares of the subsidiary to be delivered to the holders of the Representative's Warrants upon exercise to the same extent as if they were owners of record of the Warrant Stock on the record date for payment of the shares of the subsidiary.

       9.  Governing Law.  This Representative's Warrant shall be governed by
           -------------
and in accordance with the laws of the State of Illinois.

       IN WITNESS WHEREOF, Eldorado Artesian Springs, Inc. has caused this Representative's Warrant to be signed by its duly authorized officer under its corporate seal on this ____ day of ________, 1999.


                                 ELDORADO ARTESIAN SPRINGS, INC.



                            By: ________________________________
                                    Douglas A. Larson, President


[Seal]


Attest:



______________________________
    Secretary

                                 PURCHASE FORM
                                 -------------

       (To be completed only upon exercise of  Representative's Warrant)



                                      Dated: ________________, 20___

       The undersigned, the Holder of the foregoing Representative's Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Representative's Warrant to the extent of purchasing ________ Shares of Common Stock and hereby makes payment of $____________ (either in Cash or pursuant to the Cashless Exercise Right provided for in the Representative's Warrant) in payment of the actual exercise price thereof.



                                      ______________________________
                                           (Signature)



                                      ______________________________
                                       (Please print or type name)


                      ___________________________________

                 INSTRUCTIONS FOR REGISTRATION OF COMMON STOCK
                ----------------------------------------------


       Name: _____________________________________________________
                   (Please print or type name)


 Address:   _____________________________


            _____________________________


            _____________________________

                                ASSIGNMENT FORM
                                ---------------

      (To be completed only upon assignment of  Representative's Warrant)

 For value received, the undersigned hereby sells, assigns and transfers unto


       Name:_______________________________________________________
                  (Please type or print name)


 Address:   _____________________________


            _____________________________


            _____________________________

the right to purchase Shares of Common Stock represented by the foregoing Representative's Warrant to the extent of ___________ Shares of Common Stock, and does hereby irrevocably constitute and appoint ________________________________________________ attorney, to transfer the Representative's Warrant on the books of the Company with full power of substitution in the premises.



Dated: __________________, _____


                                 ______________________________
                                           (Signature)



                                 ______________________________
                                   (Please print or type name)